UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 13, 2012

BANK OF AMERICA AUTO TRUST 2012-1

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number of Issuing Entity: 333-165957-02

BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC

(Exact Name of Depositor as Specified in its Charter)

Commission File Number of Depositor: 333-165957

BANK OF AMERICA, NATIONAL ASSOCIATION

(Exact Name of Sponsor as Specified in its Charter)

Delaware	38-6885894
(State or Other Jurisdiction of Incorporation of Issuing Entity/Registrant)	(Issuing Entity’s I.R.S. Employer Identification No.)

c/o Bank of America Auto Receivables Securitization, LLC Bank of America Corporate Center Bank of America Plaza 100 N. Tryon Street Charlotte, NC	28255
(Address of Principal Executive Offices)	(Zip Code)

(980) 683-4915

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Theegistrant is filing the exhibit listed in Item 9.01(d) below in connection with the issuance of the of Class A-1 Auto Loan Asset Backed Notes, Class A-2 Auto Loan Asset Backed Notes, Class A-3 Auto Loan Asset Backed Notes, Class A-4 Auto Loan Asset Backed Notes, Class B Auto Loan Asset Backed Notes, Class C Auto Loan Asset Backed Notes and Class D Auto Loan Asset Backed Notes (the “Notes”) by Bank of America Auto Trust 2012-1 described in the Final Prospectus Supplement dated April 11, 2012.

This Current Report on Form 8-K is being filed in connection with the issuance of the Notes to satisfy an undertaking to file unqualified legality and tax opinions at the time of each takedown from the Registration Statement. Copies of the legality and tax opinions delivered by Mayer Brown LLP, counsel to the Registrant, in connection with the issuance of the Notes are attached hereto as Exhibits 5.1 and 8.1, respectively.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description
5.1	Opinion of Mayer Brown LLP with respect to legality matters

8.1	Opinion of Mayer Brown LLP with respect to tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 13, 2012	BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC

	By:	/s/ Keith W. Landis
	Name:	Keith W. Landis
	Title:	Vice President